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                                                                 Exhibit 32(b)


                         ONCOR ELECTRIC DELIVERY COMPANY
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                              CERTIFICATION OF PFO


         The undersigned, Scott Longhurst, Principal Financial Officer of Oncor Electric Delivery Company (the "Company"), DOES HEREBY CERTIFY that:

     1. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 14th day of May, 2004.



                                               /s/   Scott Longhurst
                                           ------------------------------------
                                           Name:    Scott Longhurst
                                           Title:   Principal Financial Officer






A signed original of this written statement required by Section 906 has been provided to Oncor Electric Delivery Company and will be retained by Oncor Electric Delivery Company and furnished to the Securities and Exchange Commission or its staff upon request.